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                                                                    EXHIBIT 23.1


[ALTSCHULER, MELVOIN AND GLASSER LLP LOGO]







              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



The Source Information Management Company
St. Louis, Missouri


We hereby consent to inclusion in this Current Report on Form 8-K and to incorporation by reference in the Registration Statement on Form S-2 (No. 333-76979) and on Form S-8 (No. 333-16039) of The Source Information Management Company of our report dated May 3, 1999, relating to the combined financial statements of MYCO, Inc. and RY, Inc.



/s/ Altschuler, Melvoin and Glasser LLP






Rolling Meadows, Illinois
May 11, 1999